September 4, 1997



Cerprobe Corporation
1150 North Fiesta Boulevard
Gilbert, Arizona  85233-2237

                  Re:      Registration Statement on Form S-8
                           Cerprobe Corporation

Ladies and Gentlemen:

                  As legal counsel to Cerprobe Corporation, a Delaware corporation (the "Company"), we have assisted in the preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about September 4, 1997 in connection with the registration under the Securities Act of 1933, as amended, of 300,000 shares of Common Stock, par value $0.05 per share, of the Company (the "Shares") issuable pursuant to the 1995 Stock Option Plan, as amended and restated through February 18, 1997 (the "Plan"). The facts, as we understand them, are set forth in the Registration Statement.

                  With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:

                  A. The First Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on August 20, 1997;

                  B. The Bylaws of the Company, as amended through the date hereof;

                  C. Resolutions of the Board of Directors of the Company dated February 18, 1997, reserving an additional 300,000 shares of the Company's Common Stock for the Plan, increasing the aggregate number of shares of Common Stock covered by the Plan to 800,000;

                  D. Minutes of the June 4, 1997 Annual Meeting of Stockholders of the Company, at which the stockholders approved the amended and restated Plan as adopted by the Board of Directors; and
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Cerprobe Corporation
September 4, 1997
Page 2


                  E. The Registration Statement.


                  Subject  to  the  assumptions   that  (i)  the  documents  and
signatures examined by us are genuine and authentic and (ii) the persons executing the documents examined by us have the legal capacity to execute such documents, and subject to the further limitations and qualifications set forth below, it is our opinion that the Shares, when issued and sold in accordance
with  the  terms  of  the  Plan,  will  be  validly  issued,   fully  paid,  and
nonassessable.

                  Please be advised that we are members of the State Bar of Arizona, and our opinion is limited to the legality of matters under the laws of the State of Arizona and the General Corporation Laws of the State of Delaware. Further, our opinion is based solely upon existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

                  We hereby expressly consent to any reference to our firm in the Registration Statement, inclusion of this Opinion as an exhibit to the Registration Statement, and to the filing of this Opinion with any other appropriate governmental agency.

                                     Very truly yours,

                                     /s/ O'Connor, Cavanagh, Anderson,
                                     Killingsworth & Beshears, a professional
                                     association